UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 13, 2009
(Date of earliest event reported)

U.S. Precious Metals, Inc.
(Exact name of registrant as specified in the charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

171 Walnut Crest Run
Sanford, Florida 32771
(Address of Principal Executive Offices)

(407) 566-9310
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2009, U.S. Precious Metals, Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) between the Company and Interwest Transfer Company, Inc., as rights agent (the “Rights Agent”). On March 17, 2009, the Board of Directors of the Company authorized and declared a dividend of one right (“Right”) for each share of its Common Stock, par value $0.00001 per share (the “Company Common Stock”), to stockholders of record at the close of business on April 10, 2009 (the “Record Date”), and authorized the issuance of one Right for each share of Company Common Stock issued by the Company (except as otherwise provided in the Rights Agreement) between the Record Date and the Distribution Date (as defined below). Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Preferred Stock, par value $0.00001 per share (the “Preferred Stock”), at a purchase price of $10.00 per Unit, subject to adjustment. The purchase price is payable in cash or by certified check, cashier’s check or money order payable to the Company.

The Certificate of Designation of Preferred Stock of the Company (the “Certificate of Designation”) and the Rights Agreement have been filed with the Securities and Exchange Commission as Exhibits 3.1 and 4.1, respectively, to a Registration Statement on Form 8-A dated March 19, 2009. Copies of the Rights Agreement and the Certificate of Designation are available free of charge from the Company. This summary description of the Rights Agreement, the Rights, and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement and the Certificate of Designation, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designation are incorporated herein by reference.

The Rights Agreement

Certificates; Distribution Date. Initially, the Rights will attach to all certificates representing shares of the outstanding Company Common Stock, and no separate Rights Certificates (as defined in the Rights Agreement) will be distributed. Subject to the provisions of the Rights Agreement, the Rights will separate from the Company Common Stock and the “Distribution Date” will occur upon the earlier of (i) ten business days following a public announcement (the date of such announcement being the “Stock Acquisition Date”) that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of Company Common Stock (or, if the tenth business day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), and (ii) ten business days (or such later date as may be determined by action of the Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by Company Common Stock certificates and will be transferred with and only with such Company Common Stock certificates, (ii) new Company Common Stock certificates issued after the Record Date (also including shares distributed from Treasury) will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing the outstanding Company Common Stock will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificates.

An “Acquiring Person” does not include certain persons specified in the Rights Agreement.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 17, 2010 unless earlier redeemed or exchanged by the Company as described below. Under certain circumstances, as provided in the Rights Agreement, the exercisability of the Rights may be suspended.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date (and to each initial holder of certain shares of Company Common Stock issued after the Distribution Date) and, thereafter, the separate Rights Certificates alone will represent the Rights.

Flip In. If a person becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, Units of Preferred Stock, or at the option of the Company, shares of Company Common Stock (or, in certain circumstances, cash, property, or other securities of the Company) having a value equal to two times the exercise price of the Right. The exercise price is the purchase price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the event described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof (or certain transferees of any thereof) will be null and void.

Flip Over. If, at any time following the date that any person becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation, (ii) any person mergers with the Company and all or part of the Company Common Stock is converted or exchanged for securities, cash or property of the Company or any other person or (iii) 50% of more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right.

Redemption. At any time before there is an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment in certain events) payable, at the election of the Board of Directors, in cash, shares of Company Common Stock, or other consideration deemed appropriate by the Board of Directors. Immediately upon the action of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price (as defined in the Rights Agreement).

Exchange. At any time after there is an Acquiring Person, the Board of Directors may exchange all or part of the then-outstanding and exercisable Rights (other than Rights owned by an Acquiring Person that shall have been null and void) for shares of Company Common Stock at an exchange ratio of one share of Company Common Stock (or one-thousandth of a share of Preferred Stock) per Right (subject to adjustment in certain events).

No Stockholder Rights; Taxation. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of Rights as set for above.

Amendment. Any of the provisions of the Rights Agreement may be amended without the approval of the holders of the Rights or Company Common Stock so long as the Rights are then redeemable. After such date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided, that, no amendment shall be made to (i) lengthen the time period governing redemption at such time as the Rights are not redeemable or (ii) decrease the Redemption Price (as defined in the Rights Agreement).

Description of Preferred Stock

The Units of Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable.

Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of (a) $1.00 per share and (b) an amount equal to 1,000 times the dividend declared per share of Company Common Stock.

In the event of liquidation, the holders of shares of Preferred Stock will receive a preferred liquidation payment equal to the greater of (A) $1,000 per share (plus any accrued but unpaid dividends) or (B) an aggregate amount per share (subject to adjustment), equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Company Common Stock.

Each share of Preferred Stock will have 1,000 votes, voting together with the Company Common Stock as a single class.

In the event of any merger, consolidation or other transaction in which shares of Company Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Company Common Stock.

The rights of holders of the Preferred Stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

The economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of Company Common Stock.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On March 13, 2009, the Company sold $100,000 of Convertible Promissory Notes (the “Notes”), pursuant to a private offering by the Company of up to $1,500,000 of Notes (the “Offering”), which Offering is not subject to any underwriting discounts or commissions.

At the option of the holder, the Notes may be converted, at any time after June 30, 2009 and on or before the maturity date, into shares of Company common stock (“Common Stock”) at a conversion price of $0.30 per share; provided, however, that if the Company is actively negotiating its next financing or if the Company has entered into a definitive agreement providing for a change of control, optional conversion features will not be applicable. The Notes bear simple, annual interest at 16%. The maturity date of the Notes is the earlier of (A) an offering of securities by the Company in a transaction or series of related transactions in which at least $10,000,000 in gross proceeds is received by the Company (a “Qualified Financing”), (B) a change of control of the Company, or (C) the date that is 2 years after the date of issuance of the applicable Notes.

If, prior to any optional conversion, the Company completes a Qualified Financing or experiences a change of control, the principal and outstanding interest will automatically convert into shares of Common Stock at a conversion price of $0.30 per share.

The Company is relying on Rule 506 of Regulation D as the applicable exemption from the registration requirements of the Securities Act of 1933. The Offering is being made only to “accredited investors,” as such term is defined in Rule 501 of Regulation D.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2009, in connection with the Rights Agreement, the Board of Directors of the Company approved the Certificate of Designation setting forth the rights, powers, and preferences of the Preferred Stock. The Company filed the Certificate of Designation with the Secretary of State of Delaware on March 18, 2009.

The summary of rights and preferences of the Preferred Stock set forth in Exhibit C to the Rights Agreement is incorporated into this Item 5.03 by reference and is qualified in its entirety by reference to the full text of the Certificate of Designation. A copy of the Certificate of Designation is attached as Exhibit 3.1 to a Registration Statement on Form 8-A, dated March 19, 2009, and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events.

The Company published a press release dated March 19, 2009 announcing the adoption of the Rights Agreement and the declaration of the Rights dividend. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed by the Company on March 19, 2009).

4.1

Rights Agreement, dated as of March 17, 2009, by and between the Company and Interwest Transfer Company, Inc., as rights agent (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed by the Company on March 19, 2009).

99.1	Press Release, dated March 19, 2009.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ Jesus Oliveras

Name: Jesus Oliveras
Title: Chief Financial Officer
Date: March 19, 2009

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed by the Company on March 19, 2009).

4.1

Rights Agreement, dated as of March 17, 2009, by and between the Company and Interwest Transfer Company, Inc., as rights agent (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed by the Company on March 19, 2009).

99.1	Press Release, dated March 19, 2009.